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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         EXELIXIS PHARMACEUTICALS, INC.



     George A. Scangos, Ph.D. and Glen Y. Sato hereby certify that:

     ONE: They are the duly elected and acting President and Secretary, respectively, of Exelixis Pharmaceuticals, Inc., a Delaware corporation.

     TWO: The original Certificate of Incorporation of Exelixis Pharmaceuticals, Inc. was filed with the Secretary of State of the State of Delaware on November 15, 1994. The Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 25, 1999. The current name of this corporation is Exelixis Pharmaceuticals, Inc.

     THREE: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Restated Certificate of Incorporation as follows:

     Article FIRST shall be amended and restated to read in its entirety as follows:

     "FIRST: The name of the corporation is Exelixis, Inc. (the "Corporation")."

     FOUR: Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was approved, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     FIFTH: All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.
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     IN WITNESS WHEREOF, Exelixis Pharmaceuticals, Inc. has caused this
Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Secretary in South San Francisco, California this 2nd day of February, 2000.

                                       EXELIXIS PHARMACEUTICALS, INC.

                                       /s/ George A. Scangos
                                       ----------------------------------------
                                       George A. Scangos, Ph.D.
                                       President


Attest:

/s/ Glen Y. Sato
-----------------------------
Name:   Glen Y. Sato
Title:  Secretary